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                                                                    EXHIBIT 99.6
FOR IMMEDIATE RELEASE


                                                   April 10, 2001
                                                   For more information contact:
                                                   Ray Braun (419) 247-2800
                                                   Mike Crabtree (419) 247-2800

               HEALTH CARE REIT, INC. TO RELEASE EARNINGS AND HOLD
                FIRST-QUARTER CONFERENCE CALL SET FOR MAY 4, 2001

Toledo, Ohio, April 10, 2001...HEALTH CARE REIT, INC. (NYSE/HCN) announced today that it will release its 2001 first-quarter earnings on Thursday, May 3, after New York Stock Exchange trading ends. At 11:00 a.m. Eastern Time on Friday, May 4, the company will hold a conference call to discuss the company's results and performance for the first quarter.

The conference call will be accessible by telephone and through the Internet. Telephone access is available by dialing 888-413-2121. Callers to this number will be able to listen to the company's business update. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on May 4. To access the rebroadcast, dial 888-266-2086 or 703-925-2435. The conference ID number is 5052481.

To participate on the webcast, log on to www.hcreit.com or www.streetfusion.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites.

Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust that invests in health care facilities, primarily nursing homes and assisted living facilities. At December 31, 2000, the company had investments in 205 health care facilities in 34 states and had total assets of approximately $1.16 billion. For more information on Health Care REIT, Inc., via facsimile at no cost, dial 1-800-PRO-INFO and enter the company code - HCN. More information is available on the Internet at http://www.hcreit.com.

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